SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  December 17, 1997


                             PROTOKOPOS CORPORATION
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


      0-23514                                                         33-0601497
(Commission File Number)                      (IRS Employer Identification No.)


50 Briar Hollow Lane, Suite 515 West, Houston Texas                     77027
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:  (800) 734-4460

Item 1.        Change in Control of Registrant.
Item 2.        Acquisition or Disposition of Assets.

               Pursuant to an Agreement and Plan of Reorganization dated December 12, 1997 (the Agreement) the registrant acquired effective December 17, 1997. All of the Capitol Stock of The Rockport Group of Texas, Inc., a Nevada Corporation ('Rockport') for 2,940,928 shares of the Registrant's Common Stock. Prior management of the Registrant resigned and was replaced by management of Rockport. Immediately prior to the acquisition the Registrant had 1,019,040 shares outstanding, Based on 3,959,968 shares outstanding, the ownership by executive officers, directors, and holders of more than 5% of the outstanding capital stock of the Registrant are as follows:

         Name, address                                    Number of shares
         and Position                                     Beneficially held                              Percentage

         Harry M. Neer(1)                                            980,310                                 24.83%
         President and Director

         Larry K. Hinson(1)                                          980,309                                 24.83%
         Chief Financial Officer,
         Secretary and Director

         John K. Baldwin                                             980,309                                 24.83%
         Chairman and Director


All officers and Directors                                         2,940,928                                 74.26%
as a group

(1) The address of this person is C/O of the Company.


Item 7.        Financial Statements, Pro Forma Financial Information and
               Exhibits.

               (a)(b) The required financial statements and pro forma financial information is unavailable as of the date hereof and will be filed by the Registrant pursuant to the requirements of the Securities Exchange Act and the rules and regulations promulgated thereunder within 60 days of the date of the event reported herein.

               (c)        Exhibits

                          2. Plan of acquisition, reorganization, arrange-ment, liquidation or succession.

                                   2.1.     Agreement and Plan of Reorganiza-
                                            tion, dated December 12, 1997, be-
                                            tween the Registrant and Rockport.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  December 30, 1997                                PROTOKOPOS CORPORATION



                                                         By: /s/ Harry M. Neer
                                                         Harry M. Neer
                                                         President